                                                                  EXHIBIT (n)(5)


                               AMENDED SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                                ING EQUITY TRUST

                       12b-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                         A         B        C         I      Q
                                        ----      ----     ----      ---    ----
ING Convertible Fund                    0.35      1.00     1.00      N/A    0.25
ING Disciplined LargeCap Fund           0.30      1.00     1.00      N/A     N/A
ING Equity and Bond Fund                0.35      1.00     1.00      N/A    0.25
ING Financial Services Fund             0.25      1.00      N/A      N/A     N/A
ING Growth Opportunities Fund           0.30      1.00     1.00      N/A    0.25
ING LargeCap Growth Fund                0.35      1.00     1.00      N/A    0.25
ING LargeCap Value Fund                 0.25      1.00     1.00      N/A     N/A
ING MidCap Opportunities Fund           0.30      1.00     1.00      N/A    0.25
ING MidCap Value Fund                   0.30      1.00     1.00      N/A    0.25
ING Principal Protection Fund           0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund II        0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund III       0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund IV        0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund V         0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund VI        0.25      1.00     1.00      N/A    0.25
ING Principal Protection Fund VII       0.25      1.00     1.00      N/A     N/A
ING Principal Protection Fund VIII      0.25      1.00     1.00      N/A     N/A
ING Principal Protection Fund IX        0.25      1.00     1.00      N/A     N/A
ING Real Estate Fund                    0.25      1.00     1.00      N/A    0.25
ING SmallCap Opportunities Fund         0.30      1.00     1.00      N/A    0.25
ING SmallCap Value Fund                 0.25      1.00     1.00      N/A    0.25
ING Tax Efficient Equity Fund           0.35      1.00     1.00      N/A     N/A